Exhibit 10.44

MUTUAL GENERAL RELEASE AND WAIVER

THIS MUTUAL GENERAL RELEASE AND WAIVER (the “Release”) is dated effective as of June 30, 2010 and is between NightHawk Radiology Holdings, Inc., a Delaware corporation (“NightHawk”); NightHawk Radiology Services, LLC, an Idaho limited Liability company (“NRS” and together with NightHawk, the “NightHawk Companies”) on the one hand and St. Paul Radiology, P.A., a Minnesota corporation (“SPRPA”); Cornerstone Radiology, PLC, a Minnesota limited liability company (“CR”); Midwest Radiology, LLC, a Minnesota limited liability company (“MWR”); SPR Holdings, LLC, a Minnesota limited liability company (“Holdings”); SPR Holdings II, LLC, a Minnesota limited liability company (“Holdings II”); Physicians Services Building, LLC, a Minnesota limited liability company (“PSB”); Physicians Imaging Building, LLC, a Minnesota limited liability company (“PIB” and collectively, with SPRPA, CR, MWR, Holdings, Holdings II, PSB and PIB, the “SPR Companies”) on the other hand with respect to the following:

WHEREAS, NightHawk purchased Midwest Physicians Services, LLC, a Minnesota limited liability company (“Support Services Company”), and Emergency Radiology Services, LLC, a Minnesota limited liability company (“ERS” and together with Support Services Company, the “Acquired Companies”), from Holdings II pursuant to that certain Membership Interest Purchase Agreement by and among NightHawk, the Acquired Companies and Holdings II dated July 16, 2007 (the “2007 Purchase Agreement”);

WHEREAS, in connection with the 2007 Purchase Agreement and thereafter, the NightHawk Companies and the Acquired Companies entered into certain agreements with the SPR Companies for, among other things, professional services and administrative services, including but not limited to: (a) that certain Administrative Support Services Agreement between Support Services Company and SPRPA dated July 16, 2007, as amended October 3, 2007 and April 18, 2008 along with the Acknowledgment and Addendum dated June 30, 2010; (b) that certain Administrative Support Services Agreement between Support Services Company and MWR dated July 16, 2007, as amended October 3, 2007 and as further amended on September 1, 2009 along with the Acknowledgment and Addendum dated June 30, 2010; (c) that certain Professional Services Agreement between NRS and SPRPA dated July 16, 2007, along with the addendum dated April 17, 2009 and along with the Acknowledgment and Addendum dated June 30, 2010; and (d) that certain Data License Agreement between MWR, SPRPA and Support Services Company dated July 16, 2007 (all of the foregoing agreements contemplated or specifically referenced in this recital, other than the 2007 Purchase Agreement, are collectively referred to in this Release as the “Services Agreements”);

WHEREAS, contemporaneously herewith the NightHawk Companies, on the one hand, and the Acquired Companies, on the other hand, have executed a Mutual General Release and Waiver; and

WHEREAS, to resolve disputes among the NightHawk Companies on the one hand and the SPR Companies on the other hand with respect to their liabilities and obligations to one another under the 2007 Purchase Agreement and the Services Agreements, the SPR Companies and the NightHawk Companies have agreed that certain of the Services Agreements will be terminated as set forth in that certain Termination Agreement of even date herewith

(“Termination Agreement”), that the parties hereto will release one another from claims arising prior to the date of this Release as provided herein, and that certain of the parties hereto will enter into that certain Confidentiality Agreement by and between SPRPA and Nighthawk dated April 16, 2010 (the “NDA”), that certain Transition Period Professional Services Agreement dated July 1, 2010 by and between NRS and SPRPA (the “Transition Services Agreement”) and that certain Promissory Note of even date herewith in the original amount of $14,000,000 made by SPR in favor of NightHawk (the “Note” and together with the NDA, the Termination Agreement and the Transition Services Agreement, the “2010 Agreements”).

NOW, THEREFORE, in consideration of the covenants set forth herein, and for other good and valuable consideration the receipt, sufficiency and mutuality of which are hereby acknowledged, the parties hereto agree as follows:

1.	Incorporation of Recitals. The parties agree that the foregoing recitals are true and accurate and are hereby incorporated herein by reference.

2.	Release of NightHawk by SPR. Each of the SPR Companies, on behalf of itself and for each of its respective affiliates, subsidiaries, parents, successors and assigns, hereby releases, dismisses and forever discharges each of the NightHawk Companies and their respective affiliates, subsidiaries and parents and their respective stockholders, directors, officers, employees, successors and assigns (collectively, “NightHawk Parties”) from any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, costs, attorneys’ fees, and issues of any kind or nature whatsoever, including without limitation those arising under or in connection with the 2007 Purchase Agreement as well as the Services Agreements, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, and whether sounding in fraud, tort, misrepresentation or breach of contract, that have been or could have been, could now be, or could in the future be, asserted, based in whole or in part on events, facts or agreements existing as of the date of this Release, by any of the SPR Companies against any or all of the NightHawk Parties by reason of, arising out of, relating to or in connection with any matter, fact or thing whatsoever from the beginning of time through the date hereof, including, without limitation, claims arising from, related to or arising under the 2007 Purchase Agreement, the Services Agreements as well as the transactions related thereto; provided, however, the foregoing release does not extend to: (i) obligations of the NightHawk Companies specifically set forth in the 2010 Agreements, including indemnification or contribution obligations owed to the SPR Companies thereunder; or (ii) any NightHawk Retained Liabilities (as defined below).

3.

Release of SPR by NightHawk. Each of the NightHawk Companies, on behalf of itself and for each of its respective affiliates, subsidiaries, parents, successors and assigns, hereby releases, dismisses and forever discharges each of the SPR Companies and their respective affiliates, subsidiaries, parents and their respective stockholders, directors, officers, employees, successors and assigns (collectively, “SPR Parties”), from any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters, costs, attorneys’ fees, and issues of any kind or nature whatsoever, including without limitation those arising under or in connection with the 2007 Purchase Agreement as well as the Services Agreements, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, and whether sounding in fraud, tort, misrepresentation or breach of contract, that have been or could have been, could now be, or could in the future be, asserted, based in whole or in part on events, facts, or agreements existing as of the date of this Release, by any of the NightHawk Companies against any or all of the SPR Parties by reason of, arising out of, relating to or in connection with any matter, fact, or thing whatsoever from the beginning of time through the date hereof, including without limitation, claims arising from, related to or arising under the 2007 Purchase Agreement, the Services Agreements as well as the transactions related thereto; provided, however, the foregoing release does not extend to: (i) obligations of the SPR Companies specifically set forth in the 2010 Agreements, including indemnification or contribution obligations owed to the NightHawk Companies thereunder; or (ii) liabilities for taxes related or attributable to the SPR Companies for all taxable periods or portion thereof.

4.	NightHawk Retained Liabilities. Notwithstanding anything to the contrary set forth in Sections 2 and 3, NightHawk shall retain limited liability for all damages, losses, and judgments (including reasonable attorneys’ fees) related to Third Party Claims (the “NightHawk Retained Liabilities”), provided, however, that (i) NightHawk’s liability for Third Party Claims hereunder shall be capped at One Million Dollars ($1,000,000) (such amount to be inclusive of attorneys’ fees and costs) in the aggregate; and (ii) the SPR Companies agree not to seek indemnification or contribution from the NightHawk Parties as contemplated in the provisios of Section 2 or as contemplated in this Section 4 unless and until they and the Acquired Companies have Exhausted all available insurance coverage maintained by it or its affiliates for such Third Party Claims. “Third Party Claims” shall mean causes of action (other than Medical Liability Claims (as defined in the Transition Services Agreement)) brought against any of the SPR Parties by any person other than any of the SPR Parties or any of the NightHawk Companies (each such person, a “Third Party”) that are premised upon any omission of or action taken by the Nighthawk Parties prior to the date of this Release. As used in this Section 4, the term “Exhausted” means that the SPR Companies, the Acquired Companies and their respective affiliates have filed claims seeking coverage from the applicable insurance carriers and have made commercially reasonable efforts to cause such carriers to pay such claims (which efforts shall include, but not be limited to, filing and prosecuting any and all administrative appeals and pursuing any and all administrative procedures pursuant to the terms of the applicable insurance policies and the policies and procedures of the applicable carriers). For the avoidance of doubt, the term Exhausted does not mean that the SPR Companies, the Acquired Companies or their affiliates are required to file suit against such insurance carriers if the claims are denied.

5.	Terminate Proceedings. The SPR Companies and the NightHawk Companies shall promptly take all steps necessary to terminate and dismiss with prejudice (with each of the parties bearing their own costs and fees) any and all pending actions or proceedings arising from or relating in any way to the 2007 Purchase Agreement and the Service Agreements, including any action or proceeding pending in Minnesota in the Hennepin County District or in the Ramsey County District Court or any arbitration.

6.	Waiver of Unknown Claims. Each of the SPR Companies and the NightHawk Companies shall be deemed to have waived, and shall waive and relinquish to the fullest extent permitted by law any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of unknown claims, including any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR

7.	Unknown Claims Released, New Claims Preserved. The parties hereto acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this Release, but affirm that it is their intention to fully, finally and forever settle and release any and all Claims released hereby known or unknown, suspected or unsuspected, which now exist in whole or in part, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts; provided, however, the parties hereto do not intend to grant, nor do they grant hereby, any releases or waivers with respect to any obligations identified in the provisos contained in Sections 2 and 3 hereof.

8.	No Admission of Liability. It is expressly understood and agreed that this Release constitutes a compromise and settlement of disputed claims and that this Release is not intended, nor shall it be construed by the parties to be, an admission of liability by or on behalf of any party hereto, by whom all such liability is expressly denied, said parties intending merely to avoid the cost and inconvenience of prolonging their disputes.

9.	Jointly Drafted. This Release was jointly drafted by the parties hereto and such parties hereby agree that none should be favored in the construction, interpretation or application of any provision or any ambiguity.

10.	No Duress or Coercion. The parties hereto acknowledge and agree that they have entered into this Release of their own free will and volition and were not coerced to do so nor under duress at the time of executing this Release, and that each of the parties hereto has chosen to enter into this Release voluntarily and knowingly.

11.	Professional Advice. Each of the undersigned parties acknowledges and represents that it has had the opportunity to consult with legal, financial, tax, and other professional advisors as it deems appropriate in connection with its consideration and execution of this Release. Each such party further represents and declares that in executing this Release, it has relied solely upon its own judgment, belief, and knowledge, and the advice and recommendation of its own professional advisors, concerning the nature, extent and duration of its rights, obligations and claims, and that it has not been influenced to any extent whatsoever in executing this Release by any representations or statements made by the other parties or their representatives, except those expressly contained or referred to herein.

12.	Governing Law; Venue. This Release shall be governed by and construed in accordance with the laws of the State of Minnesota, regardless of the laws that might otherwise govern under any applicable conflicts of law analysis. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Hennepin County, Minnesota, in connection with any matter based upon or arising out of this Release, and agrees that process may be served upon them in any manner authorized by the laws of the State of Minnesota. The parties agree not to dispute jurisdiction, forum, or venue if proper under this section.

13.	Attorney Fees. If any action or other proceeding (“Proceeding”) is brought to enforce or interpret the provisions of this Release, the prevailing party shall be entitled to recover all costs and expenses incurred in such Proceeding or on appeal, including reasonable attorneys’ fees as fixed by the court, and including a reasonable amount for costs and attorneys’ fees to be incurred in collecting any money judgment or award or otherwise enforcing each order, judgment, or decree entered in the Proceeding.

14.	Entire Release. This Release constitutes the entire agreement of the undersigned parties concerning the subject matter hereof and supersedes and replaces any and all prior agreements and understandings among the parties concerning such subject matter.

15.	Release Stands. A breach of any other agreement between the parties hereto shall not affect the validity of this Release. Without limiting the foregoing, in the event of any claim, judgment, award, or order in favor of any party hereto, now or at any time in the future, regardless of the basis therefor, this Release shall not be affected in any manner by such claim, judgment, award, or order, and each party hereto hereby irrevocably renounces, relinquishes, waives, abandons, and otherwise agrees that no such claim, judgment, award, or order shall in any way affect this Release, and each party agrees to refrain from advancing any claim in violation of this paragraph.

16.	Waiver, Modification or Amendment. No waiver, modification, or amendment of any term, condition or provision of this Release shall be valid or of any effect unless made in writing, signed by the party to be bound or its duly authorized representative, and specifying with particularity the nature and extent of such waiver, modification or amendment.

17.	Binding Effect. The provisions of this Release shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

18.	Headings. The headings in this Release are for convenience of reference only, will not be deemed to be a part of this Release and will not be referred to in connection with the construction or interpretation of this Release.

19.	Execution in Counterparts. This Release may be executed in any number of counterparts, including facsimile counterparts, each of which shall be deemed an original and together which shall constitute one and the same document.

(Signature page follows)

In Witness Whereof, the Parties have caused this Mutual General Release and Waiver to be signed and delivered by its duly authorized representative as of the effective date set forth above.

NIGHTHAWK COMPANIES:

NightHawk Radiology Holdings, Inc.

By:	/s/ Paul E. Cartee

Its:	Senior Vice President and General Counsel

NightHawk Radiology Services, LLC

By:	/s/ Paul E. Cartee

Its:	Senior Vice President and General Counsel

SPR COMPANIES:

St. Paul Radiology, P.A.

By:	/s/ Michael T. Madison

Its:	Chief Executive Officer

Cornerstone Radiology, PLC

By:	/s/ Michael T. Madison

Its:	Chief Manager

Midwest Radiology, LLC

By:	/s/ Michael T. Madison

Its:	Chief Manager

(Signature Page to Mutual General Release and Waiver)

SPR Holdings, LLC

By:	/s/ Michael T. Madison
Michael T. Madison
Chief Manager

SPR Holdings II, LLC

By:	/s/ Michael T. Madison
Michael T. Madison
Chief Manager

Physicians Services Building, LLC

By:	/s/ Michael T. Madison
Michael T. Madison
Chief Manager

Physicians Imaging Building, LLC

By:	/s/ Michael T. Madison
Michael T. Madison
Chief Manager

(Signature Page to Mutual General Release and Waiver)